SpartanNash Company 8-K

Exhibit 99.1

Shareholders Elect ALL of SpartanNash’s Director Nominees at 2022 Annual Meeting

GRAND RAPIDS, Mich. – June 9, 2022 – Food solutions company SpartanNash (the “Company”) (Nasdaq: SPTN) today announced that, based on the preliminary vote count provided by its proxy solicitor following the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”), SpartanNash shareholders have voted, with a substantial margin, to re-elect all nine of its highly qualified, independent director nominees – Douglas Hacker, Shân Atkins, Matthew Mannelly, Julien Mininberg, Jaymin Patel, Maj. Gen. (Ret.) Hawthorne Proctor, Pamela Puryear, Ph.D., Tony Sarsam, and William Voss – to the Company’s Board of Directors.

SpartanNash issued the following statement:

We appreciate the significant support for the Company’s plan that we have received from our shareholders throughout this process. Today’s outcome reinforces that SpartanNash shareholders recognize that the Company’s strategy is working, and the Company has the right Board in place to continue guiding the business forward. The Board and management team will remain focused on executing the Company’s ongoing transformation through our operating model and People First culture to drive long-term, sustainable value creation for our shareholders. We thank our 17,500 SpartanNash Associates for their continued dedication to serving our customers, our store guests and one another.

The preliminary voting also indicated that shareholders approved all of the other proposals submitted for a vote at the Annual Meeting.

The final voting results on the proposals voted on at the Annual Meeting will be set forth in a Form 8-K filed by SpartanNash with the U.S. Securities and Exchange Commission.

Advisors

BofA Securities is serving as financial advisor to SpartanNash and Sidley Austin LLP is serving as legal advisor to SpartanNash.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. As a distributor, wholesaler and retailer with a global supply chain network, SpartanNash customers span a diverse group of national accounts, independent and chain grocers, e-commerce retailers, U.S. military commissaries and exchanges, and the Company's own brick-and-mortar grocery stores, pharmacies and fuel centers. SpartanNash distributes grocery and household goods, including fresh produce and its Our Family® portfolio of products, to locations in all 50 states, in addition to distributing to the District of Columbia, Europe, Cuba, Puerto Rico, Honduras, Iraq, Kuwait, Bahrain, Qatar, Djibouti, Korea and Japan. In addition, the Company owns and operates 145 supermarkets - primarily under the banners of Family Fare, Martin's Super Markets and D&W Fresh Market - and shares its operational insights to drive innovative solutions for SpartanNash food retail customers. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,500 strong and growing. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this press release include "forward-looking statements" about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements are identifiable by words or phrases indicating that the Company or management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook”, “trend”, guidance, or target is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that the Company is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. There are many important factors that could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in the highly competitive grocery distribution, retail grocery and military distribution industries; disruptions associated with the COVID-19 pandemic; the Company's ability to manage its private brand program for U.S. military commissaries; the Company's ability to implement its growth strategy; the ability of customers to fulfill their obligations to the Company; the Company's dependence on certain major customers, suppliers and vendors; disruptions to the Company's information security network; instances of security threats, severe weather conditions and natural disasters; impairment charges for goodwill and other long-lived assets; the Company’s ability to successfully manage leadership transitions; the Company's ability to service its debt and to comply with debt covenants; interest rate fluctuations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues and rising labor costs; changes in government regulations; and other risks and uncertainties listed under “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

Investor Contacts:

Kayleigh Campbell

Head of Investor Relations

kayleigh.campbell@spartannash.com

SpartanNashIR@icrinc.com

616-878-8354

Shareholders Contact:

Morrow Sodali

Mike Verrechia/Bill Dooley

800-662-5200

Media Contact:

Caitlin Gardner

Senior Manager, Public Relations

Caitlin.Gardner@spartannash.com

press@spartannash.com

Leigh Parrish / Nick Lamplough / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449